UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 6, 2001
                                                           ------------



                             UNION BANKSHARES, LTD.
                             ----------------------
             (Exact name of registrant as specified in its charter)



     DELAWARE                           0-21078                   84-0986148
------------------                  -----------------        -------------------
 (State or other                      (Commission               (IRS Employee
   jurisdiction                       File Number)           Identification No.)
of incorporation)



     1825 LAWRENCE STREET, SUITE 444, DENVER, COLORADO            80202
--------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (303) 298-5352
                                                           --------------


       (Former name or former address, if changed since last report): N/A
                                                                      ---

ITEM 9. REGULATION FD DISCLOSURE.

         The following statements confirm information presented at the Company's Annual Meeting of Stockholders held on June 6, 2001. These statements are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in such forward-looking statements. Statements regarding the Company's performance in various interest rate environments, and its target net interest margin are forward-looking. Factors that could cause the Company's results to differ materially from those set forth in these forward-looking statements can be found in the 2000 Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. Management of the Company does not undertake to update these forward-looking statements to reflect the impact of circumstances or events that may arise after June 6, 2001.

         In response to a question from a stockholder at the Company's Annual Meeting of Stockholders regarding the interest rate climate, Mr. Herman J. Zueck, the Company's President, stated that the Company's results would generally be somewhat better in a rising interest rate environment. Mr. Zueck then stated that the Company tends to perform well even during times of decreasing rates until the deposit/loan interest rate market experiences compression, as it has to some extent recently experienced. He also stated that the Company's target net interest margin was five percent (5.0%) or greater, which he characterized as an aggressive goal especially in a stable or declining interest rate environment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNION BANKSHARES, LTD.



Date:  June 7, 2001                    By:   /s/ CHARLES R. HARRISON
                                          --------------------------------------
                                            Charles R. Harrison
                                            Chief Executive Officer